SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2007
(Date of Earliest Event Reported)

CALYPSO WIRELESS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-08497	13-5671924
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 N.W. 79th Ave., Suite 220, Doral, FL		33122
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's Telephone Number, Including Area Code: (305) 477-8722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS: ADDITIONAL SOLICITING MATERIAL PURSUANT TO RULE 14a-12.

On January 3, 2008, Cristian Turrini, the former President and CEOof Calypso Wireless, Inc. (“Calypso”or the “Registrant”), who had been terminated “for cause” by Calypso’s board of directors on December 5, 2007, improperly filed a Preliminary Proxy Statement on Form Schedule 14A. The Turrini Preliminary Proxy Statement was not filed on the proper SEC form required for a non-management solicitation of proxies to elect a dissident slate of directors. The Turrini Proxy Statement misleadingly purported to be a filing furnished to our shareholders by Calypso and was signed by Turrini, purportedly as Calypso’s President and Chief Executive Officer. In fact, Mr. Turrini was not an officer of the Registrant on January 3, 2008 and Turrini lacked any legal authority to file a Proxy Statement on behalf of Calypso on Schedule 14A.

On December 7, 2007,the Registrant filed a Form 8-K Item 5.02 regarding the termination of Mr. Cristian Turrinias President and CEOon December 5, 2007. The termination was “for cause”and was the result of an internal investigationby Calypso, with the assistance of outside counsel, that discoveredthat Mr. Turrini breached the terms of his employment agreement and breached his fiduciary duty to the Registrant by, among other things, authorizing the issuance of shares without board approval to two entities, Baxter Technologies and Voice to Phone. The issuance of the shares to the two entities was without the approval of and in direct contravention of the directives of Calypso’s Board of Directors.

The Registrant believes that the Proxy Statement filed by Cristian Turrini, as president, allegedly on behalf of Calypso, contains untrue statements of material facts and fails to state material facts necessary in order to make the statements made by Turrini, in the lights of the circumstances under which they were made, not misleading, as follows:

(i) The Turrini Proxy Statement falsely states under Proposal 1 that the action by the board of directors by consent was not valid under Section 141 of the Delaware General Corporation Law because the “consent was only signed by two of the three board members”. In fact Section 141 provides that “the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors”. In addition, the consent was signed by all three directors.

(ii) The Turrini Proxy Statement filed on January 3, 2008, fails to disclose the fact that Calypso filed a lawsuit on December 28, 2007, against Turrini, Michael Brennan and Voice to Phone, which action is related to defendants’ fraud, breach of fiduciary duty and breach of contract as discussed more fully below.

(iii) Under the subcaption “Costs of Proxy Solicitation”, the Turrini Proxy Statement falsely discloses that “we will bear the costs of solicitation …with the material being forwarded to the stockholders …by the Company’s officers and other employees”. In fact, the solicitation is not by or on behalf of Calypso, nor are any of the Company’s officers or employees involved the Turrini solicitation.

In addition to the malfeasance of Turrini described above and as alleged in Calypso’s lawsuit against Turrini described more fully below and in Exhibit 99.1 attached hereto, Turrini falsely represented to the SEC’s EDGAR Filer Support staff that he was a lawful officer of Calypso, after his termination and prior to his filing the Turrini Proxy Statement, in order to change Calypso’s EDGAR access codes so that only Turrini could make filings with the SEC, without authorization of Calypso’s Board. Calypso was delayed by more than one week in order for Calypso to secure new EDGAR access codes that were necessary for Calypso to file amendments to certain Exchange Act reports and file correspondence in response to a comment letter from the SEC’s Division of Corporation of Finance.

The information set forth in this Form 8-K is also deemed to be additional proxy soliciting material pursuant to Rule 14a-12, in opposition to the improperly filed and false and misleading Turrini Proxy Statement, and is submitted by Calypso and its entire Board of Directors, consisting of Antonio Zapata, Julieta J. Moran and Cheryl L. Dotson.

ITEM 8.01 OTHER EVENTS: LEGAL PROCEEDINGS AGAINST CRISTIAN TURRINI

On December 28, 2007, Calypso Wireless, Inc. filed a lawsuit in the 17th Judicial Circuit Court in Broward County, Florida on behalf of the Company and therefore its shareholders against Cristian Turrini (“Turrini”), Michael Brennan (“Brennan”) and Voice to Phone, Inc. (“Voice to Phone”), collectively referred to as “Defendants”, to obtain declaratory and injunctive relief arising out of Defendants’ fraud, breach of fiduciary duty and breach of contract. This action also seeks damages resulting from the actions of Defendants. A copy of the lawsuit is attached as Exhibit 99.1 to this Form 8-K.

On or about March 1, 2007, Calypso entered into an Executive Employment Agreement with Turrini (the “Agreement”) (), pursuant to which Turrini was appointed as Calypso’s CEO and President, having previously served as  Vice President, and earlier served as   executive assistant to the General Counsel.  The Agreement provided, among other things, that Turrini could not act in any way that would be detrimental to Calypso, nor commit any act that constituted a conflict of interest; authorize the issuance of any shares without the approval of the Board of Directors. Notwithstanding the express terms of his Agreement, Turrini materially breached the Agreement by the following acts, among others:

(i) on or about May 15, 2007, without Board authorization or knowledge, Turrini caused Calypso to enter into a Patent Purchase Agreement with Voice to Phone (the “Patent Agreement”),. Voice to Phone agreed to assign to Calypso its  interest in the Patents in consideration for  Calypso  issuing 5,000,000 shares of Calypso common stock . Calypso’s Board never authorized and had no prior knowledge that Turrini caused Calypso to enter into the Patent Agreement.  In addition, we believe that Turrini and Brennan are control shareholders of Voice to Phone and that Turrini organized Voice to Phone to divert assets from Calypso to Turrini and Brennan to the detriment of Calypso.

 (ii) Without the knowledge of the Calypso Board, Turrini, acting on behalf of Voice to Phone, acquired the Patents from Baxter Technologies PTE LTD (“Baxter”) in consideration for issuing Baxter 1,000,000 shares of Calypso common stock and paying Baxter $75,000. On or about April 30, 2007, Baxter assigned the Patents to Voice to Phone. Turrini, acting on behalf of Voice to Phone, then assigned the Patents to Calypso for 5,000,000 shares of Calypso common stock.

(iii) On August 31, 2007, in furtherance of the Patent Agreement, Turrini, without Board authorization, and without the knowledge of the Board, improperly authorized and directed Calypso’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”) to issue 1,200,000 shares of common stock to Baxter and 2,800,000 shares to Voice to Phone . Turrini provided Continental to issue the 4,000,000 shares by providing Continental with a document containing the forged signature of Cheryl L. Dotson, Calypso’s CFO.

(iv) On or about November 15, 2007, Calypso learned that Turrini had personally profited from the assignment of the Patents to Calypso. On November 16, 2007, , Calypso’s Board passed a resolution authorizing its Ms. Dotson, CFO,  to close Calypso’s account at Bank of America,  on which both Turrini and Ms. Dotson were signatories, and to open a new account at Bank of America, with Ms. Dotson as the sole signatory. (v) On November 18, 2007, Turrini was advised by Calypso’s Board of Directors that Calypso had begun an internal investigation into his wrongful acts and omissions, including material breaches of his Employment Agreement.  Turrini, at the same time, was expressly advised that he was no longer authorized to take any action on behalf of Calypso, as CEO or in any other capacity. Immediately after receiving this notice, Turrini falsely advised Bank of America that he was an authorized signatory on the newly opened BOA Account, and sought to withdraw funds from the BOA Account. In furtherance of this withdrawal attempt, Turrini submitted to Bank of America, a filing he made with the Florida Secretary of State, without authorization of Calypso’s Board, naming himself, and two others, as officers and/or directors of Calypso Wireless, Inc., a Florida corporation, which is a company separate and distinct entity from the plaintiff, Calypso Wireless, Inc., which is a Delaware corporation that is a publicly traded company, under the symbol CLYW. As a direct result of Turrini’s actions, Bank of America froze the newly opened BOA Account, and advised Calypso that it would not release the freeze on the BOA Account until it received a Court order directing it to do so.

(v) On November 25, 2007, Calypso’s Board passed a resolution authorizing Turrini’s termination as CEO and President, for cause, for the reasons set forth above among other reasons. By letter dated December 6, 2007, Calypso terminated Turrini as CEO and President.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Lawsuit against Cristian Turrini, Michael Brennan and Voice to Phone, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calypso Wireless, Inc.
By: /s/ Cheryl L. Dotson, CFO and Director

Date: January 15 2008